Exhibit 4.40
AMENDMENT NO. 1 TO CONVERTIBLE NOTE
This AMENDMENT NO. 1 TO CONVERTIBLE NOTE is being entered into as of February 13, 2023 (this “Amendment”), by and between Li-Cycle Holdings Corp., a company existing under the laws of the Province of Ontario (the “Company”), and Glencore Ltd., a Swiss company having an office at 330 Madison Ave., New York, NY 10017 (the “Holder”). The Company and the Holder desire to amend the Note (as defined below) as set forth herein. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Note.
WHEREAS, on May 31, 2022, the Company issued a Convertible Note to Holder in the Original Principal Amount of $200,000,000 (such note and any payment-in-kind notes issued thereunder referred to collectively herein as the “Note”);
WHEREAS, the Company and the Holder desire to amend the Note as set forth herein.
NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Section 4(a) of the Note is hereby deleted in its entirety and replaced with the following:
“(a)     Holder Conversion Right. The Holder shall be entitled at its option at any time to convert all or a portion of the Conversion Amount into that number of validly issued, fully paid and non-assessable Common Shares determined by dividing the Conversion Amount being so converted by the Conversion Price on the Conversion Date. To convert any Conversion Amount into Common Shares on any Trading Day (the date of such conversion, a “Conversion Date”), the Holder shall deliver, for receipt by no earlier than 4:00 p.m. New York time, and no later than 11:59 p.m., New York time, on the Conversion Date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Holder Conversion Notice”) to the Company, which Holder Conversion Notice shall set forth (i) the Conversion Amount being so converted, (ii) the detailed calculation of the accrued and unpaid Interest included in the Conversion Amount being so converted as of the Conversion Date, and (iii) the detailed calculation of the number of Common Shares required to be delivered in respect of such Holder Conversion Notice.”

Section 2.     Section 8(d) of the Note is hereby deleted in its entirety and replaced with the following:
“(d)    If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Shares (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the 1934 Act), and the value (determined as of the Expiration Time by the Company’s board of directors) of the cash and other consideration paid per Common Share in such tender or exchange offer exceeds the last reported sale price per Common Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be increased based on the following formula:

CP1 = CP0 x (OS0 x SP)
                     AC + (SP x OS1)
where:
CP0    = the Conversion Price in effect immediately before the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;
CP1    = the Conversion Price in effect immediately after the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period;
AC    = the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company’s board of directors) of all cash and other consideration paid for Common Shares purchased or exchanged in such tender or exchange offer;
OS0    = the number of Common Shares outstanding immediately before the Expiration Time (including all Common Shares accepted for purchase or exchange in such tender or exchange offer);
OS1    = the number of Common Shares outstanding immediately after the Expiration Time (excluding Common Shares accepted for purchase or exchange in such tender or exchange offer); and
SP    = the average of the last reported sale prices per Common Shares over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Price will in no event be adjusted down pursuant to this Section 8(d), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 8(d), if the Conversion Date for this Note to be converted occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Price for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date. To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Common Shares in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Shares, if any, actually made, and not rescinded, in such tender or exchange offer.”

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Section 3.     Section 20(a)(i) of the Note is hereby deleted in its entirety and replaced with the following:
“(a) Submission to Dispute Resolution.
(i) In the case of a dispute relating to a Conversion Price, the Optional Redemption Price or the Forced Redemption Price (as the case may be) (including a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail or otherwise (A) if by the Company, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Conversion Price or such Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company shall select an independent, reputable investment bank acceptable to the Holder, acting reasonably, to resolve such dispute and the Company shall promptly send written confirmation of such joint selection to the Holder.”
Section 4.     Section 28(l) of the Note is hereby deleted in its entirety and replaced with the following:
“[Intentionally omitted.]”.
    Section 5.     Exhibit III of the Note is hereby deleted in its entirety and replaced with Exhibit A hereof.
Section 6.    This Amendment amends the Note and shall be effective upon its execution and delivery by the parties hereto.
Section 7.    Except as expressly amended by this Amendment, the Note shall continue in full force and effect and is hereby ratified and confirmed and this Amendment will not constitute any other modification, amendment or waiver to the Note.
Section 8.    On and after the date hereof, each reference in the Note to “this Note,” “hereunder,” “hereof,” “herein” or words of like import referring to the Note, and each reference in any other document relating to the “Note,” “thereunder,” “thereof,” or words of like import referring to the Note, means and references the Note as amended hereby.
Section 9.    Each party hereby represents to the other parties hereto that this Amendment has been duly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party enforceable against such party in accordance with its terms.
Section 10.    The terms of Section 24 of the Original Note are hereby incorporated into this Amendment as if fully set forth herein.
Section 11.    This Amendment may be executed and delivered in one or more counterparts including by email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
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[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above by their respective officers thereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

By: /s/ Debbie Simpson_________
Name: Debbie Simpson
Title: Chief Financial Officer

GLENCORE LTD.

By: /s/ Stephan Huber /s/ Martin Haering
Name: Stephan Huber Martin Haering
Title: Authorized signatories

Exhibit A
See attached.

Number: [●]
WARRANTS
THIS WARRANT CERTIFICATE SHALL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR BELOW.
THE WARRANTS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.
Li-Cycle Holdings Corp.
Incorporated Under the Laws of Ontario
Warrant Certificate
This Warrant Certificate certifies that [ ], or registered assigns, is the registered holder (the “Holder”) of [ ] warrant(s) (the “Warrants” and each, a “Warrant”) to purchase common shares (“Common Shares”), of Li-Cycle Holdings Corp., an Ontario corporation (the “Company”).
This Warrant Certificate is issued in connection with the redemption and cancellation of the convertible note issued by the Company to Glencore Ltd. as of May 31, 2022 (the “Note”).
Each Warrant entitles the Holder, upon exercise during the period set forth in this Warrant Certificate, to receive from the Company that number of fully paid and nonassessable Common Shares as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to this Warrant Certificate, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the principal office of the Company, located at 207 Queen’s Quay West, Suite 590, Toronto, Ontario M5J 1A7 (Attention: Ajay Kochhar; Email: ajay.kochhar@li-cycle.com), subject to the conditions set forth herein.
Each whole Warrant is initially exercisable for one fully paid and non-assessable Common Share. Fractional shares shall not be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a Holder would be entitled to receive a fractional interest in a Common Share, the Company shall, upon exercise, round down to the nearest whole number the number of Common Shares to be issued to the Holder.
The initial Exercise Price per one Common Share for any Warrant is equal to $[●]1 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events as set forth in this Warrant Certificate.
Subject to the conditions set forth in this Warrant Certificate, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.
Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.
1 NTD: Equal to the applicable Conversion Price as of the date of redemption of the Note.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of this ____ day of , 20 .
LI-CYCLE HOLDINGS CORP.
By:

Name:
Title:

[Form of Warrant Certificate]
[Reverse]
1.Terms and Exercise of Warrants.
1.1. Exercise Price. Each Warrant shall entitle the Holder thereof, subject to the provisions of this Warrant Certificate, to purchase from the Company the number of Common Shares stated herein, at the price of $[●] per share, subject to the adjustments provided in Section 2 hereof and in the last sentence of this Section 1.1. The term “Exercise Price” as used in this Warrant Certificate shall mean the price per share described in the prior sentence at which Common Shares may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Exercise Price at any time prior to the Expiry Date (as defined below) for a period of not less than fifteen (15) Business Days (unless otherwise required by the Commission, any national securities exchange on which the Warrants are listed or Applicable Law); provided that the Company shall provide at least five days’ prior written notice of such reduction to Holders of the Warrants; and provided further, that any such reduction shall be identical among all of the Warrants.
1.2. Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date hereof and terminating on the earliest to occur (the “Expiry Time”) of (i) 5:00 p.m., New York City time, on [●], 2027 (the “Exercise Period”) and (ii) immediately prior to the closing of a Change of Control Transaction. Each Warrant not exercised on or before the Expiry Time shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Certificate shall cease at the Expiry Time. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiry Time; provided that the Company shall provide at least twenty (20) days prior written notice of any such extension to Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.
1.3. Exercise of Warrants.
1.3.1. Payment. Subject to the provisions of this Warrant Certificate, a Warrant may be exercised by the Holder thereof by delivering to the Company at its principal office (i) this definitive Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Warrant represented by a book-entry position, the Warrants to be exercised (the “Book-Entry Warrants”) on the records of the applicable Warrant Agent (the “Agent”) to an account of the Company or its agent at the Agent designated for such purposes in writing by the Company to the Holder from time to time, (ii) a subscription form (“Subscription Form”) for any Common Shares to be issued pursuant to the exercise of a Warrant, properly completed and executed by the Holder on the reverse of this definitive Warrant Certificate or, in the case of a Book-Entry Warrant, properly delivered by the Holder in accordance with the Agent’s procedures, and (iii) the payment in full of the Exercise Price for each Common Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Shares and the issuance of such Common Shares, in lawful money of the United States, in good certified check or good bank draft payable to the order of the Company, or by transmitting same day payable funds in the lawful money of the United States by wire to such account as the Company shall direct to the Holder. Any Warrant Certificate so surrendered shall be deemed to be surrendered only upon delivery thereof to the Company at its principal office set forth herein in the manner provided in Section 12 (or to such other address as the Company may notify the Holder).

1.3.2. Issuance of Common Shares on Exercise. As soon as practicable (and in any event within 5 Business Days) after the exercise of any Warrant and the clearance of the funds in payment of the Exercise Price, the Company shall issue to the Holder of such Warrant a book-entry position or certificate, as applicable, for the number of Common Shares to which it is entitled, registered in such name or names as may be directed by him, her or it on the register of shareholders of the Company, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant Certificate, as applicable, for the number of Common Shares as to which such Warrant shall not have been exercised.
1.3.3. Valid Issuance. All Common Shares issued upon the proper exercise of a Warrant in conformity with this Warrant Certificate shall be validly issued, fully paid and nonassessable.
1.3.4. Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for Common Shares is issued and who is registered in the register of shareholders of the Company shall for all purposes be deemed to have become the holder of record of such Common Shares on the date on which the Warrant, or book-entry position representing such Warrant, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the register of shareholders of the Company or book-entry system of the Company are closed, such person shall be deemed to have become the holder of such Common Shares at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.
1.3.5. Market Regulation. The Company shall only issue Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate or otherwise pursuant to the terms of this Warrant Certificate to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Company may issue without violating the rules or regulations of any Eligible Market on which the Common Shares are then listed (including without limitation Section 312.03(c) of the NYSE Listed Company Manual), except that such limitation shall not apply in the event that the Company (i) obtains the approval of its shareholders as required by the applicable rules of any Eligible Market on which the Common Shares are then listed for issuances of Common Shares in excess of such amount or (ii) obtains a written opinion from counsel to the Company that such approval is not required. In the event that shareholder approval is required with respect to the issuance of Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate (or otherwise pursuant to the terms of this Warrant Certificate) under the rules or regulations of any Eligible Market on which the Common Shares are then listed, as contemplated by clause (i) above, the Company shall use its reasonable best efforts to promptly obtain such approval. For the avoidance of doubt, the Company’s non-compliance with the limitations contained in this Section 1.3.5 shall not constitute a breach of this Warrant Certificate by the Company, and the Company shall not have any liability under this Warrant Certificate resulting therefrom.
1.3.6. Antitrust and Foreign Investment Laws. The Company shall only issue Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate or otherwise pursuant to the terms of this Warrant Certificate to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Company may issue without violating the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any antitrust laws of other jurisdictions or any foreign investment laws applicable in connection with the issuance of the Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate, except that such limitation shall not apply in the event that (i) the Holder (and, if applicable, the Company) obtains the necessary regulatory approvals as required by any applicable antitrust laws or foreign investment laws or (ii) the Holder (and, if applicable, the Company) obtains a written opinion from counsel to the Holder (or, in the case of the Company, counsel to the Company) that such approval(s) are not required. For the avoidance of doubt, the Company’s non-compliance with the limitations contained in this Section 1.3.6 shall not constitute a breach of this Warrant Certificate by the Company, and the Company shall not have any liability under this Warrant Certificate or otherwise resulting therefrom, but in the event that exercise of the Warrants evidenced by this Warrant Certificate requires any filing or approval under the HSR Act or any applicable antitrust laws of any other jurisdiction and any foreign investment laws the Holder and, if applicable, the Company shall endeavor to make such filings and obtain such approval in accordance with, and subject to the following limitations:
1.3.6.1.The Company and the Holder acknowledge that one or more filings under the HSR Act or antitrust laws of other jurisdictions and/or foreign investment laws may be necessary in connection with the issuance of the Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate. The Holder will promptly notify the Company if any such filing is required on the part of the Holder or the Company. The Company, the Holder and any other applicable Holder Affiliate will use reasonable best efforts to cooperate in making or causing to be made all applications and filings under the HSR Act or any antitrust laws of other jurisdictions or any foreign investment laws required in connection with the issuance of the Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate held by the Holder or any Holder Affiliate in a timely manner and as required by the law of the applicable jurisdiction; provided, that, notwithstanding anything in this Warrant Certificate to the contrary, the Company shall not have any responsibility or liability for failure of the Holder or any of its Affiliates to comply with any Applicable Law. For as long as this Warrant Certificate is outstanding, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as the Holder may reasonably request in order to determine what antitrust or foreign investment requirements may exist with respect to any potential exercise of the Warrants evidenced by this Warrant Certificate. Promptly upon request by the Holder, the Company will use its reasonable best efforts to make all such filings and obtain all approvals and clearances as required under applicable antitrust or foreign investment laws in connection with the issuance of the Common Shares and investment in the Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate.
1.3.6.2.Notwithstanding anything in this Warrant Certificate to the contrary, it is expressly understood and agreed that: (i) the Company shall not have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; and (ii) the Company shall not be under any obligation to make proposals, execute or carry out agreements, enter into consent decrees or submit to orders providing for (A) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of the Company or any of its subsidiaries or Affiliates, (B) the imposition of any limitation or regulation on the ability of the Company or any of its subsidiaries or Affiliates to freely conduct their business or own such assets or (C) the holding separate of the Common Shares or any limitation or regulation on the ability of the Holder or any of its Affiliates to exercise full rights of ownership of the Common Shares. The Company and the Holder will cooperate, provide all necessary information, and keep each other fully apprised with respect to such filing and regulatory processes. The Holder shall be responsible for the payment of the filing fees associated with any such applications or filings.
2.Adjustments.
2.1. If and whenever, at any time prior to the Expiry Time, the Company shall: (i) subdivide or re-divide its outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; (iii) issue options, rights, warrants or similar securities to the holders of all of the outstanding Common Shares; or (iv) issue Common Shares or securities convertible into Common Shares to the holders of all of the outstanding Common Shares by way of a dividend or distribution; the number of Common Shares issuable upon exercise of the Warrants on the date of the subdivision, re-division, reduction, combination or consolidation or on the record date for the issue of options, rights, warrants or similar securities or on the record date for the issue of Common Shares or securities convertible into Common Shares by way of a dividend or distribution, as the case may be, shall be adjusted so that the Holder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or been entitled to receive after the happening of any of the events described in this Section 2.1 had the Warrants evidenced by this Warrant Certificate been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustments made pursuant to this Section 2.1 shall become effective immediately after the effective time of such event retroactive to the record date, if any, for such event.
2.2. If and whenever at any time prior to the Expiry Time, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in Section 2.1 or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Company with or into any other Person or other entity or acquisition of the Company or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Company) or other entity or a liquidation, dissolution or winding-up of the Company, the Holder, if it has not exercised its Warrants prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such Warrants thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Company or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that the Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of its Warrants at the Exercise Price.
2.3. If, and whenever at any time prior to the Expiry Time, the Company shall issue Additional Shares of Common Stock, without consideration or for a consideration per share less than Fair Market Value as of the date of issue thereof, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:
    EP2 = EP1* (A + B) ÷ (A + C).
For purposes of the foregoing formula, the following definitions shall apply:
“EP2” shall mean the Exercise Price in effect immediately after such issue of Additional Shares of Common Stock;
“EP1” shall mean the Exercise Price in effect immediately prior to such issue of Additional Shares of Common Stock;
“A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all Common Shares issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of securities or notes convertible into Common Shares outstanding immediately prior to such issue);
“B” shall mean the number of Common Shares that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received by the Company (as determined in good faith by the Company’s board of directors) in respect of such issue by EP1); and
“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.
2.4. If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Shares (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the 1934 Act), and the value (determined as of the Expiration Time by the Company’s board of directors) of the cash and other consideration paid per Common Share in such tender or exchange offer exceeds the last reported sale price per Common Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Exercise Price will be increased based on the following formula:

EP1 = EP0 x __(OS0 x SP) ___
                      AC + (SP x OS1)

where:
EP0    =    the Exercise Price in effect immediately before the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

EP1    =    the Exercise Price in effect immediately after the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC    =    the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company’s board of directors) of all cash and other consideration paid for Common Shares purchased or exchanged in such tender or exchange offer;

OS0    =    the number of Common Shares outstanding immediately before the Expiration Time (including all Common Shares accepted for purchase or exchange in such tender or exchange offer);

OS1    =    the number of Common Shares outstanding immediately after the Expiration Time (excluding Common Shares accepted for purchase or exchange in such tender or exchange offer); and

SP    =    the average of the last reported sale prices per Common Shares over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Exercise Price will in no event be adjusted down pursuant to this Section 2.4, except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 2.4, if the date of exercise of the Warrants occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Exercise Price for such exercise, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such date of exercise. To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under Applicable Law), or any purchases or exchanges of Common Shares in such tender or exchange offer are rescinded, the Exercise Price will be readjusted to the Exercise Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Shares, if any, actually made, and not rescinded, in such tender or exchange offer.
2.5. If, and whenever at any time prior to the Expiry Time, the Company shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive (and subsequently make or issue), a dividend or other distribution payable in cash or other property not involving Common Shares or securities convertible into Common Shares (which is the subject of Section 2.1), then and in each such event the Holder of a Warrant shall receive, and shall accept, upon the exercise of a Warrant for Common Shares, a dividend or other distribution of such cash or other property in an amount equal to the amount of such cash or other property as it would have received if this Warrant had been exercised for Common Shares on the date of such event.
2.6. On the occurrence of any reclassification of, or other change in, the outstanding Common Shares or any other event or addressed in Sections 2.1, 2.2, 2.3, 2.4 or 2.5 (each, an “Unanticipated Event”), the parties will, in good faith, make such further adjustments and changes and take all necessary actions, subject to the approval of the Holder, so as to ensure that the Holder receives, upon the exercise of a Warrant occurring at any time after the date of the occurrence of the Unanticipated Event, such shares, securities, rights, cash or property that the Holder would have received if, immediately prior to the date of such Unanticipated Event, the Holder had been the registered holder of the number of Common Shares to which the Holder would be entitled upon the exercise of a Warrant for Common Shares.
2.7. The adjustments provided for in Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 are cumulative and will be made successively whenever an event referred to therein occurs.
2.8. If at any time a question or dispute arises with respect to the adjustments provided for in Sections 2.1, 2.2, 2.3, 2.4, 2.5 or 2.6, such question or dispute will be conclusively determined by a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder. Such accountants shall have access to all necessary records of the Company and any such determination will be binding upon the Company and the Holder.
2.9. The Company shall, from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Sections 2.1, 2.2, 2.3, 2.4, 2.5 or 2.6, deliver a certificate of the Company to the Holder specifying the nature of the event requiring the same and the amount of the necessary adjustment (or, in the case of Section 2.5, entitlement to cash or other property upon conversion) and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and, if reasonably required by the Holder, such certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder.
2.10. Notwithstanding anything to the contrary in Sections 2.1, 2.2, 2.3, 2.4, 2.5 or 2.6, if the Holder would otherwise be entitled to receive, upon the exercise of its right of conversion, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 (“Ineligible Consideration”), the Holder shall not be entitled to receive such Ineligible Consideration and the Company or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver to the Holder “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 with a market value (as conclusively determined by the board of directors of the Company) equal to the market value of such Ineligible Consideration.
2.11. No Fractional Shares. Notwithstanding any provision contained in this Warrant Certificate to the contrary, the Company shall not issue fractional Common Shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 2, the Holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of Common Shares to be issued to such holder.
2.12. Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 2, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant Certificate; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.
2.13. To the extent any amendment or modification is made to Section 8 of the Note, the Company shall simultaneously amend or modify this Warrant Certificate to reflect similar terms.
3. Register and Transferability.
3.1. The Company shall use reasonable best efforts to maintain a register (the “Register”) for the registration in book-entry form of the original issuance of the Warrants and the registration of transfer of any Warrants. Upon the initial issuance of the Warrants in book-entry form, the Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Agent by the Company. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company shall treat the Holder for all purposes as the owner hereof notwithstanding notice to the contrary, however, that upon its receipt of a written request to assign, transfer or sell all or part of the Warrants evidenced by this Warrant Certificate by the Holder to a Permitted Transferee, the Company shall record the information contained therein in the Register and issue a new certificate in respect of the remaining balance of the Warrants evidenced by this Warrant Certificate; provided, however, that the Company will not register any assignment, transfer or sale of any Warrants not made in accordance with Regulation S or pursuant to registration under the 1933 Act or an available exemption therefrom. Notwithstanding anything to the contrary set forth in this Section 3, following exercise of the Warrants evidenced by this Warrant Certificate in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant Certificate to the Company unless (A) all Warrants represented by this Warrant Certificate are being exercised (in which event this Warrant Certificate shall be delivered to the Company following exercise thereof as contemplated by Section 1.3) or (B) the Holder has provided the Company with prior written notice requesting reissuance of this Warrant Certificate upon physical surrender of this Warrant Certificate. If the Company does not update the Register to record the exercise of the Warrants evidenced by this Warrant Certificate and the dates of such exercise and/or payments (as the case may be), then the Register shall be automatically deemed updated to reflect such occurrence on the Business Day immediately prior to such occurrence.
3.2. The Company may appoint an Agent for the purpose of maintaining the Register, issuing the Common Shares or other securities then issuable upon the exercise of the rights under the Warrants, exchanging the Warrants, replacing the Warrants or conducting related activities.
3.3. The Warrants may not be offered, sold, assigned or transferred (including through hedging or derivative transactions) by the Holder other than to one or more Permitted Transferees in each case in accordance with the provisions of Regulation S of the 1933 Act or pursuant to registration under the 1933 Act or an available exemption therefrom and by registration of such assignment or sale on the Register.
4.No Rights as Shareholder. A Warrant does not entitle the Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.
5.No Obligation to Purchase. Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for, or the Company to issue, any shares except those shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.
6.U.S. Legend. Certificates representing Common Shares issued pursuant to the Subscription Form, and all certificates issued in exchange thereof or in substitution therefor, until such time as it is no longer required under the applicable requirements of the 1933 Act or applicable United States state laws and regulations, shall bear the following legend:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE

WITH APPLICABLE LOCAL LAWS AND REGULATONS, (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) PURSUANT TO ANOTHER APPLICABLE EXEMPTION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AFTER, IN THE CASE OF TRANSFERS PURSUANT TO CLAUSE (C) OR (D), PROVIDING TO THE COMPANY A LEGAL OPINION OR OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT.”
Notwithstanding the foregoing, the Company or the Company’s transfer agent may impose additional requirements for the removal of legends from securities sold in compliance with Rule 904 of Regulation S of the 1933 Act in the future.
7.Covenants:
7.1. So long as any Warrants evidenced hereby remain outstanding, the Company shall at all times reserve and keep available a number of its authorized but unissued Common Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Certificate.
7.2. The Company covenants and agrees that until the Expiry Time, while the Warrants (or remaining portion thereof) shall be outstanding, the Company shall use its commercially reasonable efforts to remain listed on the Principal Market, and to maintain its status as a “reporting issuer” not in default of the requirements of the applicable securities laws in the jurisdictions in which the Company is currently a reporting issuer, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company to cease to be listed on the Principal Market or cease to be a reporting issuer, respectively, so long as the holders of the Common Shares receive securities of an entity which is listed on an Eligible Market or cash or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate laws and the rules and policies of the Principal Market.
7.3. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required for the carrying out or performing of the provisions of this Warrant Certificate.
7.4. In the event of a Change of Control Transaction in which the consideration to be received by the Company’s shareholders consists of cash and/or marketable securities, if this Warrant Certificate is outstanding upon the consummation of such Change of Control Transaction then (a) if the Fair Market Value of one Common Share is greater than the then applicable Exercise Price, this Warrant Certificate may be exercised at the election of the Holder on a net exercise issue basis as of immediately prior to such Change of Control Transaction and (b) if the Fair Market Value of one Common Share is less than or equal to the then applicable Exercise Price, this Warrant Certificate will expire immediately prior to the consummation of such Change of Control Transaction.
7.5. The covenants of the Company referenced in Sections 9(c), (d), (e) and (f) of the Note are incorporated herein by reference. Such covenants of the Company shall not merge in or be prejudiced by and shall survive the redemption of the Note and shall continue in full force and effect so long as the Warrants are outstanding.

7.6. Upon request of the Holder, the Company shall use commercially reasonable efforts to issue to the Holder Book-Entry Warrants settled through the Agent in lieu of this Warrant Certificate.
8.Lost, Stolen or Mutilated Warrant Certificate. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant Certificate, the Company shall execute and deliver to the Holder a new Warrant Certificate representing the outstanding number of Warrants.
9.Payment of Collection, Enforcement and Other Costs. If (a) this Warrant Certificate is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Warrant Certificate or to enforce the provisions of this Warrant Certificate or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting the Holder’s rights and involving a claim under this Warrant Certificate, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys’ fees and disbursements.
10.Construction; Headings. This Warrant Certificate shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Warrant Certificate are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant Certificate. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Warrant Certificate instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Warrant Certificate.
11.Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.
12.Dispute Resolution.
12.1Submission to Dispute Resolution.
12.1.1. In the case of a dispute relating to the Exercise Price, the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail or otherwise (A) if by the Company, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company shall select an independent, reputable investment bank acceptable to the Holder, acting reasonably, to resolve such dispute and the Company shall promptly send written confirmation of such joint selection to the Holder.
12.1.2. The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 12.1 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m., New York time, by the fifth (5th) Business Day immediately following the date on which the Company provided notice to the Holder of the joint selection of such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation). Any and all communications between the Company, on the one hand, and the Holder, on the other hand, and such investment bank shall be made in writing and a copy provided simultaneously to the Company and the Holder and no meeting between such investment bank and the Company or the Holder shall take place unless each of the Company and the Holder are in attendance.
12.1.3. The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be shared equally between the Company and the Holder, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.
13.Notices; Currency; Payments.
13.1. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant Certificate must be in writing and will be deemed to have been delivered: (i) upon receipt by the recipient, when delivered personally; (ii) upon receipt by the recipient, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:
        If to the Company:
        Li-Cycle Holdings Corp.
        207 Queen’s Quay West, Suite 590

Toronto, Ontario M5J 1A7
Attention: Ajay Kochhar
Email: ajay.kochhar@li-cycle.com
with a copy (which shall not constitute notice) to:
Freshfields Bruckhaus Deringer LLP
601 Lexington Avenue, 31st Floor
New York, New York
Attention: Paul M. Tiger, Andrea M. Basham
Email: Paul.Tiger@Freshfields.com
Andrea.Basham@Freshfields.com

        If to the Holder:
        Glencore Ltd.
330 Madison Ave.
New York, NY 10017
Attention: Legal Department
Email: legalnotices@glencore-us.com

    with a copy to:
Glencore International AG
Baarermattstrasse 3
CH – 6340 Baar
Switzerland
Attention: General Counsel
Email: general.counsel@glencore.com
    with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP
767 5th Avenue
New York, NY 10153
Attention: Heather Emmel, David Avery-Gee
Email: Heather.emmel@weil.com
David.Avery-Gee@weil.com

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

13.2. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant Certificate, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) within three (3) Business Days after any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grant, issuances, or sales of any or rights to purchase shares, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any change of control transaction, dissolution or liquidation, provided in each case that any material non-public information in any such notice shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.
13.3. Calculation of Time. When computing any time period in this Warrant Certificate, the following rules shall apply:
13.3.1. the day marking the commencement of the time period shall be excluded but the day of the deadline or expiry of the time period shall be included;
13.3.2. for time periods measured in Business Days, any day that is not a Business Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Business Day, the deadline or time period shall be extended to the next following Business Day;
13.3.3. for time periods measured in Trading Days, any day that is not a Trading Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Trading Day, the deadline or time period shall be extended to the next following Trading Day;
13.3.4. if the end date of any deadline or time period in this Warrant Certificate refers to a specific calendar date and that date is not a Business Day, the deadline or time period shall be extended to the next Business Day following the specific calendar date; and
13.3.5. when used in this Warrant Certificate the term “month” shall mean a calendar month.
13.4. Currency. Unless otherwise specified or the context otherwise requires all dollar amounts referred to in this Warrant Certificate are in United States Dollars (“U.S. Dollars”).
13.5. Payments. Whenever any payment of cash is to be made pursuant to this Warrant Certificate, unless otherwise expressly set forth herein, such payment shall be made in U.S Dollars by wire transfer of immediately available funds. Whenever any amount expressed to be due by the terms of this Warrant Certificate is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.
14.Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Warrant Certificate and the Registration Rights Agreement.
15.Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant Certificate shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant Certificate and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude a Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to a Holder or to enforce a judgment or other court ruling in favor of a Holder. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS WARRANT CERTIFICATE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS WARRANT CERTIFICATE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.
16.Severability. If any provision of this Warrant Certificate is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant Certificate so long as this Warrant Certificate as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
17.Certain Definitions. For purposes of this Warrant Certificate, the following terms shall have the following meanings:
(a)“1933 Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.
(b)“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
(c)“Additional Shares of Common Stock” shall mean all Common Shares or securities or notes convertible or exchangeable for Common Shares issued by the Company after the date of this Warrant Certificate, other than (1) the following Common Shares and (2) Common Shares deemed issued pursuant to the following options and securities or notes convertible into or exchangeable for Common Shares:

(i)Common Shares or securities or notes convertible into or exchangeable for Common Shares issued by way of a dividend or distribution that is covered by Section 2.1;
(ii)Common Shares or securities or notes convertible into or exchangeable for Common Shares issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries, whether issued before or after the date of this Warrant Certificate, pursuant to any option or incentive plan of the Company adopted by the board of directors of the Company (or any predecessor governing body); and
(iii)Common Shares or securities or notes convertible into or exchangeable for Common Shares issued upon the exercise of options or warrants or Common Shares issued upon the conversion or exchange of securities or notes convertible into or exchangeable for Common Shares which are outstanding as of the date hereof, in each case provided such issuance is pursuant to the terms of such option or warrants or securities or notes convertible into or exchangeable for Common Shares.
(d)“Affiliate” means, in relation to any Person (the “first named person”), any other Person that controls, is controlled by or is under common control with the first named person; provided that, for greater certainty, the Company is not an Affiliate of the Holder or any of its subsidiaries for the purposes of this Warrant Certificate.
(e)“Applicable Law” means all laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature, having application, directly or indirectly, to the Company, and includes the rules and policies of any stock exchange upon which the Company has securities listed or quoted.
(f)“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City or the City of Toronto are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or the City of Toronto generally are open for use by customers on such day.
(g)“Change of Control Transaction” means any of the following events: (i) a “person” or “group” (within the meaning of Section 13(d)(3) of the 1934 Act), other than the Company or one or more employee benefit plans of the Company, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Common Shares representing more than fifty percent (50%) of the Company’s then outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a subsidiary of the Company); (ii) the consummation of (A) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company, taken as a whole, to any Person; or (B) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, amalgamation, arrangement, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) more than fifty percent (50%) of the outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a subsidiary of the Company) are exchanged for, converted into, acquired for, or constitute solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Shares); provided, however, that any merger, consolidation, amalgamation, arrangement, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control Transaction pursuant to this clause (ii); (iii) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or (iv) the Common Shares cease to be listed on any Eligible Market. For the purposes of this definition, whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the 1934 Act.
(h)“Common Shares” means (i) the Company’s common shares, (ii) any share capital into which such common shares shall have been changed or any share capital resulting from a reclassification of such common shares and (iii) for purposes of Section 2.1(iv) only, the common shares or other securities of any of the Company’s subsidiaries in addition to the common shares of the Company.
(i)“Eligible Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or the OTC US Market so long as, in the case of the OTC US Market only, the market capitalization of the Company is $150,000,000 or more.

(j)“Exercise Period” has the meaning given to such term in Section 1.2.
(k)“Exercise Price” has the meaning given to such term in Section 1.1.
(l)“Expiry Time” has the meaning given to such term in Section 1.2.
(m)“Fair Market Value” means, with respect to any issuance of Additional Shares of Common Stock, the volume weighted average price of the Common Shares for the seven (7) Trading Days immediately preceding the issue date of such Additional Shares of Common Stock.
(n)“Ineligible Consideration” has the meaning given to such term in Section 2.10.

(o)“Permitted Transferees” means as to the Holder, any of the following: (i) if a natural person, his/her ancestors, descendants, siblings, or spouse, any executor or administrator of his/her estate, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary primarily for the account of the Holder or his/her ancestors, descendants, siblings, or spouse, whether step, in-law or adopted, and, in the case of any such trust or fiduciary, to the Holder who transferred this Note to such trust or fiduciary, but only with respect to transfers made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy; (ii) if an entity, (A) the then-existing members, shareholders or other investors in the Holder in connection with the dissolution or winding-up of the Holder, or (B) any Person in connection with any consolidation or reorganization of the Holder directly or indirectly with or into one or more other investment vehicles; or (iii) any Affiliate of the Holder (in respect of clause (iii) only, other than any investment portfolio company of the Holder that is an Affiliate).
(p)“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.
(q)“Principal Market” means The New York Stock Exchange or any Eligible Market on which the Company’s Common Shares are listed (and, in the case of multiple listing, the majority of the Company’s Common Shares trade) at the applicable time.
(r)“Registration Rights Agreement” means the registration rights agreement dated as of May 31, 2022 between the Company and the Holder, as amended from time to time.
(s)“SEC” means the United States Securities and Exchange Commission or any successor thereto.
(t)“Subscription Form” means the subscription form attached hereto as Exhibit A.
(u)“Tax Act” means the Income Tax Act (Canada).
(v)“Trading Day” means, as applicable, (i) with respect to all price or trading volume determinations relating to the Common Shares, any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (ii) with respect to all determinations other than price determinations relating to the Common Shares, any day on which the Principal Market (or any successor thereto) is open for trading of securities.
(w)“Transfer Form” means the transfer form attached hereto as Exhibit B.
18.Disclosure. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant Certificate, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company, the Company shall on or prior to 9:00 a.m., New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company.
19.Absence of trading and disclosure restrictions. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

Exhibit A
Subscription Form
Capitalized terms used herein have the meanings ascribed thereto in the Warrant Certificate (the “Warrant Certificate”) to which this Subscription Form is attached.
The undersigned holder of the attached Warrant Certificate hereby subscribes for ______________ common shares (the “Shares”) of LI-CYCLE HOLDINGS CORP. (the “Company”) pursuant to the terms of the Warrant Certificate at the Exercise Price on the terms specified in the Warrant Certificate and contemporaneously with the execution and delivery hereof makes payment therefor on the terms specified in the Warrant Certificate. If any Warrants represented by this Warrant Certificate are not being exercised, a new Warrant Certificate representing the unexercised Warrants will be issued and delivered with the certificate representing the Shares.
The undersigned hereby directs that the Shares be issued as follows:

Names(s) in Full	Address(es)	Number of Common Shares

Date: [ ], 20
[ ]
By:

Name:
Title:

Exhibit B
Transfer Form
Assignor:
Company:     LI-CYCLE HOLDINGS CORP. (the “Company”)
Warrant:     Warrant No. _______ to purchase common shares issued on ______________________ (the “Warrant”)
Date:
In the case of a warrant certificate that contains the U.S. restricted legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

(A) the transfer is being made only to the Company;
(B) the transfer is being made outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and in compliance with any applicable local securities laws and regulations and the undersigned has furnished to the Company any other evidence in form and substance required by the Company to such effect, or
(C) the transfer is being made in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws or the filing of a prospectus or similar document under the securities laws of any jurisdiction of Canada, including, without limitation, the Securities Act (Ontario) and the rules and regulations made thereunder, and the undersigned has furnished to the Company an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Company to such effect.

Assignment. The undersigned registered holder of the Warrant (the “Assignor”) assigns and transfers to the assignee named below all of the rights of Assignor under the accompanying Warrant Certificate with respect to the number of Warrants set forth below:
Name of Assignee:
Address of Assignee:
Number of Warrants Assigned:

and does irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of LI-CYCLE HOLDINGS CORP. maintained for the purpose, with full power of substitution in the premises.
In the event of the transfer of less than the total number of Warrants represented by the accompanying Warrant Certificate, the Company is hereby instructed to deliver to or as directed by the Assignor, without charge, a new Warrant Certificate in respect of the balance of the Warrants which have not been transferred.
ASSIGNOR

(Print name of Assignor)

(Signature of Assignor)

(Print name of signatory, if applicable)

(Print title of signatory, if applicable)

Address: